Collins Barrow Toronto
Collins Barrow Place
11 King Street West
Suite 700, PO BOX 27
Toronto, Ontario M5H 4C7
Canada
T: 416.480.0160
F: 416.480.2646

toronto.collinsbarrow.com

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Frankly Inc. and, under the date of November 10, 2016, we reported on the financial statements of Frankly Inc. as of December 31, 2015 and for the year then ended. We have read Frankly Inc.’s statements included under the caption “Changes and Disagreements with Accountants on Accounting and Financial Disclosure” of Form S-1 and we agree with such statements as they pertain to our Firm.

Yours very truly,

Collins Barrow Toronto, LLP

/s/ Collins Barrow Toronto LLP

Chartered Professional Accountants

Licensed Public Accountants

May 11, 2017

Toronto, Ontario

This office is independently owned and operated by Collins Barrow Toronto LLP. The Collins Barrow trademarks are owned by Collins Barrow National Cooperative Incorporated and are used under license.